UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2021
Concert Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36310	20-4839882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Hayden Avenue, Suite 3000N Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 860-0045
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CNCE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2021 Annual Meeting of Stockholders of Concert Pharmaceuticals, Inc. (the “Company”) held on June 10, 2021, the Company’s stockholders voted as follows:
1. The stockholders elected the nominees listed below as Class I Directors to the Company’s Board of Directors, to serve until the Company’s 2024 Annual Meeting of Stockholders.

Nominees:	For:	Withheld:	Broker Non-Votes:
Peter Barton Hutt	12,788,217	4,409,630	7,557,058
Wilfred E. Jaeger, M.D.	13,611,699	3,586,148	7,557,058
Roger D. Tung, Ph.D.	13,759,416	3,438,431	7,557,058
2. The stockholders approved, on a non-binding, advisory basis, the Company’s executive compensation.

For:	15,201,561
Against:	1,968,570
Abstain:	27,716
Broker Non-Votes:	7,557,058
3. The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

For:	24,530,602
Against:	223,295
Abstain:	1,008
.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCERT PHARMACEUTICALS, INC.

Date:	June 11, 2021	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie
Chief Legal Officer